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                                                                   EXHIBIT 2.3

                              SECOND AMENDMENT TO
                        AGREEMENT OF PURCHASE AND SALE

                           Telegraph Hill Apartments
                            Albuquerque, New Mexico

     THIS SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE ("Second
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Amendment") is made as of the ____th day of September, 1996 by and between First
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Capital Insured Real Estate Limited Partnership, an Illinois limited partnership
("Seller") and Security Capital Pacific Trust, a Maryland real estate investment
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trust, ("Purchaser").
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     WHEREAS, the parties hereto have entered into an Agreement of Purchase and Sale, dated August 2, 1996 ("Purchase Agreement"), whereby Seller agreed to
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sell and Purchaser agreed to purchase certain real property located in
Albuquerque, New Mexico, as described in the Purchase Agreement (the
"Property"); and
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     WHEREAS, the parties desire to modify the Due Diligence Period;

     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

     1.    Due Diligence Period.  The Due Diligence Period is extended to
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           5:00 p.m., Central Daylight Savings Time, September 30, 1996.

     2.    Counterparts/Delivery.  This instrument may be executed in any
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           number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same agreement. The parties hereto may execute and deliver this instrument by forwarding facsimile, telefax, or other means of copies of this instrument showing execution by the parties sending the same, and the parties agree and intend that such signature shall have the same effect as an original signature, that the parties shall be bound by such means of execution and delivery, and that the parties hereby waive any defense to validity based on any such copies or signatures.

     3.    Continued Validity.  Except as amended hereby, each of the Purchase
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     Agreement and the Escrow Agreement shall remain in full force and effect as originally written and executed.

     4.    Captions.  Headings of paragraphs are for convenience of reference
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     only and shall not be construed as part of this Amendment.
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     IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed as of the date set forth above.

                                 FIRST CAPITAL INSURED REAL ESTATE LIMITED
                                 PARTNERSHIP,
                                 an Illinois limited partnership

                                 By:  First Capital Financial Corporation
                                      a Florida corporation, its General Partner


                                 By:    /s/ Michael P. Gast
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                                 Name:  Michael P. Gast
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                                 Title: Assistant Vice President
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                                                      "Seller"

                                 SECURITY CAPITAL PACIFIC TRUST


                                 By:    /s/ Pamela D. Porter
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                                 Name:  Pamela D. Porter
                                 Title: Vice President

                                                      "Purchaser"

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